Exhibit 99.1

International Media Acquisition Corp.

1221 Brickell Avenue, Miami, FL 33131

August 24, 2026

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, N.Y. 10004
Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account Extension Letter

Ladies and Gentleman:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between International Media Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of July 28, 2021 (and as amended on July 26, 2022, January 27, 2023, July 31, 2023, January 2, 2024, December 31, 2024 and from time to time, the “Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Business for an additional one (1) month, with the Applicable Deadline extended from September 2, 2026 to October 2, 2026 (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $2,000, which will be wired to you, into the Trust Account investments upon receipt.

This is the 21th of the twenty-four Extension Letters.

Very truly yours,

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Yu-Fang Chiu
	Name:	Yu-Fang Chiu
	Title:	Chief Executive Officer

cc:	Chardan Capital Markets, LLC